Exhibit 10.16

AMENDMENT NO. 1

TO

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

This AMENDMENT NO. 1 to the CANADIAN GUARANTEE AND COLLATERAL AGREEMENT (as defined below), dated as of November 1, 2007 (this “Amendment”), is entered into among HD SUPPLY CANADA INC., an Ontario amalgamated corporation (the “Canadian Borrower”), PRO CANADIAN HOLDINGS I, ULC, a Nova Scotia unlimited company (“Holdings ULC”), CND HOLDINGS, INC., a Delaware corporation (“CND Holdings”) the Subsidiary Guarantors party hereto, MERRILL LYNCH CAPITAL CANADA, as Canadian collateral agent and Canadian agent for the banks and other financial institutions party to the ABL Credit Agreement, and amends the Canadian Guarantee and Collateral Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Canadian Guarantee and Collateral Agreement.

W I T N E S S E T H:

WHEREAS, the Canadian Guarantee and Collateral Agreement dated as of September 5, 2007 (as may be further amended, supplemented or otherwise modified from time to time, the “Canadian Guarantee and Collateral Agreement”) was entered into among the Canadian Borrower, Holdings ULC, CND Holdings, the Subsidiary Guarantors party thereto, the several lenders party thereto, MERRILL LYNCH CAPITAL CANADA, as collateral agent (in such capacity, the “Canadian ABL Collateral Agent”) and administrative agent (in such capacity, the “Canadian Agent”) for the banks and other financial institutions party to the ABL Credit Agreement;

WHEREAS, Section 9.1 of the Canadian Guarantee and Collateral Agreement provides that the Canadian Guarantee and Collateral Agreement may be amended, modified and waived from time to time;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION ONE            Amendments.

1.    The recitals of the Canadian Guarantee and Collateral Agreement are hereby amended by deleting the reference therein to Merrill Lynch Capital Corporation, as administrative agent” immediately prior to the reference to “(in such capacity, the “ABL Administrative Agent”)” and replacing it with “Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc, as administrative agent”.

2.    Subsection 1.1 of the Canadian Guarantee and Collateral Agreement is amended as follows:

The definition of “Borrower Obligations” shall be amended by (a) adding “, Currency Agreement, Commodities Agreement” after the first reference therein to “Interest Rate Agreement”, (b) adding “(but in the case of such Interest Rate Agreements, Currency Agreements, Commodities Agreements or Bank Products Agreements, only to the extent comprising ABL Obligations (as defined in the Intercreditor Agreement))” after the reference therein to “any Lender”, (c) adding “, Currency Agreement, Commodities Agreement or Bank Products Agreement” after the second reference therein to “Interest Rate Agreement”.

3.    Subsections 3.3(b) and (c) of the Canadian Guarantee and Collateral Agreement shall be amended by adding the following after each reference therein to “Cash Flow Credit Agreement”: “ (or, should the subsection numbering or organization of the Cash Flow Credit Agreement be changed following an amendment thereto or a modification or replacement thereof, the corresponding subsection of the Cash Flow Credit Agreement)”.

SECTION TWO         Conditions to Effectiveness. This Amendment shall become effective when the Canadian Collateral Agent shall have executed a counterpart of this Amendment and received counterparts of this Amendment executed by each of the Grantors.

SECTION THREE      Reference to and Effect on the Canadian Guarantee and Collateral Agreement. On and after giving effect to this Amendment, each reference in the Canadian Guarantee and Collateral Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Canadian Guarantee and Collateral Agreement, and each reference in each of the Loan Documents to “the Canadian Guarantee and Collateral Agreement,” “thereunder,” “thereof” or words of like import referring to the Canadian Guarantee and Collateral Agreement, shall mean and be a reference to the Canadian Guarantee and Collateral Agreement as amended by this Amendment. The Canadian Guarantee and Collateral Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FOUR        Costs and Expenses. Each of the Grantors jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Canadian Collateral Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Canadian Collateral Agent).

SECTION FIVE        Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SIX          Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

HD SUPPLY CANADA INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

PRO CANADIAN HOLDINGS I, ULC

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

CND HOLDINGS, INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

MERRILL LYNCH CAPITAL CANADA, as Canadian Agent and Canadian Collateral Agent

By:	/s/ Loretta Marcoccia
	Name:	Loretta Marcoccia
	Title:	Authorized Signatory